Exhibit 23.4

MINTZ AND PARTNERS LLP

INDEPENDENT AUDITOR’S CONSENT

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-4 of Xplore Technologies Corp. of (i) our report dated June 20, 2006, except for Notes 19(a) and (c), which are as of November 8, 2006 and Note 2 and 19(d) for which the date is February 7, 2007 and (ii) to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Toronto, Canada

March 19, 2007

/s/ Mintz & Partners LLP

MINTZ & PARTNERS LLP

Chartered Accountants